Exhibit 10.37

Stock Option Award Certificate	ID: 23-2472830
88 Sidney Street
Cambridge, MA 02139
Option Number:
Plan:
ID:
Effective           , you have been granted a(n)            to buy            shares of Alkermes, Inc. (the Company) stock at            per share.
The total option price of the shares granted is           .
Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

In the event of your Termination of Employment (as defined in the 1998 Plan) by reason of retirement, the vesting and exercisability of the option shall be accelerated, and the period during which the option (to the extent it is exercisable on the date of Termination of Employment) may be exercised shall be extended, as follows:

Age at Retirement and Full Years of		Exercise Period following date of
Service as an employee of the		Termination of Employment (not
Company or any of its subsidiaries at		beyond the original term of the
Retirement	Acceleration of Vesting Date	option)
60 or over and at least 6 years	1 year	1 year
62.5 or over and at least 8 years	2 years	2 years
65 or over and at least 10 years	4 years	3 years
Notwithstanding the above, in the event of the grantee’s Termination of Employment (as defined in the 1998 Plan) by reason of retirement, if the grantee’s age plus cumulative years of service with the Company (or its affiliates) is greater than or equal to 55 at retirement and grantee has at least twelve (12) years of service with the Company (or its affiliates), then the option shall vest and be exercisable in full on retirement and the period during which the option (to the extent that it is exercisable on the date of Termination of Employment) may be exercised shall be five (5) years following the Termination of Employment, but not beyond the original term of the option.
In the event of your Termination of Employment by reason of death or permanent disability, the vesting and exercisability of the option shall be fully accelerated and the period during which the option (to the extent that it is exercisable on the date of Termination of Employment) may be exercised shall be three (3) years following the date of Termination of Employment, but not beyond the original term of the option.
The foregoing option has been granted under and is governed by the terms and conditions of this Certificate and Alkermes’ 1998 Equity Incentive Plan.

Alkermes, Inc.	Date